Exhibit 10.59

VICAL INCORPORATED

DELAYED ISSUANCE STOCK PURCHASE GRANT NOTICE

(AMENDED AND RESTATED STOCK INCENTIVE PLAN)

Vical Incorporated (the “Company”), pursuant to its Amended and Restated Stock Incentive Plan (the “Plan”), hereby awards to Employee a right to purchase the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Delayed Issuance Stock Purchase Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Employee:
Date of Grant:
Number of Shares Subject to Award:
Purchase Price per Share:	$0.01
Total Purchase Price:

Vesting Schedule:	25% of the Shares subject to this Award shall vest on the first anniversary following the Date of Grant and 1/16th of the Shares shall vest at the end of each three-month period following such first anniversary; provided in each case that the Employee’s Service has not terminated prior to that date. In addition, the vesting of the Shares shall accelerate upon the occurrence of the events set forth in Section 2(b) of the Delayed Issuance Stock Purchase Agreement.

Issuance Schedule:	The Shares will be issued in accordance with the issuance schedule set forth in Section 6 of the Delayed Issuance Stock Purchase Agreement.

Additional Terms/Acknowledgements: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Delayed Issuance Stock Purchase Grant Notice, the Award Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Delayed Issuance Stock Purchase Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

VICAL INCORPORATED		EMPLOYEE:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS:	Delayed Issuance Stock Purchase Agreement and Amended and Restated Stock Incentive Plan

ATTACHMENT 1

VICAL INCORPORATED

AMENDED AND RESTATED STOCK INCENTIVE PLAN

DELAYED ISSUANCE STOCK PURCHASE AGREEMENT

Pursuant to the Delayed Issuance Stock Purchase Grant Notice (“Grant Notice”) and this Delayed Issuance Stock Purchase Agreement and in consideration of your services, Vical Incorporated (the “Company”) has awarded you a Delayed Issuance Stock Purchase Award (the “Award”) under its Amended and Restated Stock Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Delayed Issuance Stock Purchase Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Delayed Issuance Stock Purchase Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Delayed Issuance Stock Purchase Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms in this Delayed Issuance Stock Purchase Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD AND PURCHASE PRICE. This Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Shares subject to the Award. The Purchase Price for each Share shall be $0.01.

2. VESTING.

(a) In General. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Service. Upon such termination of your Service, the Shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying Shares.

(b) Vesting Acceleration. Notwithstanding the foregoing, upon a Change of Control during your Service, then your Award will immediately vest in full.

3. NUMBER OF SHARES.

(a) The number of Shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 9 of the Plan.

(b) Any Shares, cash or other property that becomes subject to the Award pursuant to this Section 3 and Section 7, if any, shall be subject, in a manner determined by the Board of Directors, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Shares covered by your Award.

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(c) Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. The Board of Directors shall, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 3.

4. SECURITIES LAW COMPLIANCE. You may not be issued any Shares under your Award unless either (i) the Shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. LIMITATIONS ON TRANSFER. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Award until the Shares are issued to you in accordance with Section 6 of this Agreement. After the Shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement.

6. DATE OF ISSUANCE.

(a) The Company will deliver to you a number of Shares equal to the number of vested Shares subject to your Award, including any additional Shares received pursuant to Section 3 above that relate to those vested Shares on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell Shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling Shares in the public market and any Shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell Shares on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from your distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling Shares in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

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7. DIVIDENDS. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares covered by your Award, provided that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into additional Shares covered by the Award, and further provided that such additional Shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Shares subject to the Award with respect to which they relate.

8. RESTRICTIVE LEGENDS. The Shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

9. AWARD NOT A SERVICE CONTRACT.

(a) Your Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Delayed Issuance Stock Purchase Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the Shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Delayed Issuance Stock Purchase Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an affiliate; (ii) constitute any promise or commitment by the Company or an affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Delayed Issuance Stock Purchase Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Delayed Issuance Stock Purchase Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Delayed Issuance Stock Purchase Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Service at any time, with or without cause and with or without notice.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of the Shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any

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required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Shares.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

13. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or

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electronic system established and maintained by the Company or another third party designated by the Company.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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18. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

19. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board of Directors by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board of Directors reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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